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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1996 Equity Incentive Plan, Employee Stock Purchase Plan, 1996 Non-employee Directors' Stock Option Plan and the Non-plan Option Grants of Aviron of our report dated January 26, 1996 (except as to the first paragraph of Note 1 and Note 10 as to which the date is May 30, 1996) with respect to the financial statements of Aviron included in its Form S-1 (No. 333-05209), filed with the Securities and Exchange Commission.

Palo Alto, California
November 25, 1996